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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - July 24, 1998


                                DATA RACE, INC.
            (Exact name of registrant as specified in its charter)

                                     TEXAS
                (State or other jurisdiction of incorporation)

        0-20706                                         74-2272363
(Commission File Number)                    (I.R.S. Employer Identification No.)


                              12400 NETWORK BLVD.
                           SAN ANTONIO, TEXAS 78249
                                (210) 263-2000
                 (Address of Principal Executive Offices and
                    Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS.

     On July 24, 1998, the Company completed the first closing of a private placement (the "Private Placement") of its Series D Convertible Preferred Stock ("Series D Preferred Stock") and related Common Stock Purchase Warrants ("Class A Warrants") to Sovereign Partners L.P. and Dominion Capital Fund, Ltd. (the "Class A Investors"), for an aggregate price of $1,500,000, and its Series E Convertible Preferred Stock ("Series E Preferred Stock") and related Common Stock Purchase Warrants ("Class B Warrants") to First Capital Group of Texas II, L.P. (the "Class B Investor"), an investment firm managed by the Company's Chairman of the Board, for a price of $750,000. At such time, the Class A Investors agreed to purchase at a second closing additional shares of Series D Preferred Stock and Class A Warrants for an aggregate price of $1,000,000, and the Class B Investor agreed to purchase at a second closing shares of Series F Convertible Preferred Stock ("Series F Preferred Stock") and Class B Warrants for a price of $750,000. The second closing is scheduled to occur on or before January 31, 1999, and is subject the Company's satisfaction of certain conditions, including, among others, the following: the average closing bid price of the Company's Common Stock during the five trading days prior to the closing is at least $1.50; in the case of the closing with respect to the Class B Investor, the Company has a minimum of $750,000 in revenue for the quarter ending September 30, 1998 or December 31, 1998; the shares of the Company's Common Stock issuable upon conversion of the Preferred Stock ("Conversion Shares") and upon exercise of the Warrants ("Warrant Shares") are registered for resale pursuant to the Securities Act of 1933, as amended (the "Securities Act"); the Company's shareholders approve the potential issuance of the Conversion Shares and Warrant Shares in excess of certain limits imposed by Nasdaq Marketplace Rules; the Company is in compliance with Nasdaq listing requirements; and there is no material adverse change in the Company's financial condition, business or prospects. The Company intends to use the proceeds from the private placement primarily to promote its Be There! remote access system product line and for working capital.

     Each of the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the "Preferred Stock") has a stated value of $1,000 per share; bears an 8% premium payable upon conversion or redemption or in liquidation (in the case of conversion the Company may elect to pay such premium in Common Stock); is non-voting except in limited circumstances; ranks senior to the Common Stock in liquidation (and ranks equally with each other series of Preferred Stock); and is redeemable at a premium at the option of the holder under certain circumstances, including the occurrence of certain major corporate transactions and the failure of the Company to register the Conversion Shares or Warrant Shares within prescribed time periods.

     The Series D Preferred Stock is convertible into Common Stock of the Company ("Common Stock") at the option of the holder beginning 90 days after the issuance date (subject to acceleration in certain events), at a conversion price equal to 80% of the trailing five-day average closing bid price of the Common Stock on the conversion date, subject to a minimum conversion price equal to the trailing 15-day average closing bid price of the Common Stock 90 days after the issuance date and subject to a maximum conversion price equal to the lesser of $3.00 or the trailing five-day average closing bid price of the Common Stock 90 days after the issuance date. The Series E Preferred Stock is convertible into Common Stock at the option of the holder beginning one year after the issuance date (subject to acceleration in certain events), at a conversion price equal to $1.00 (which represents a premium to the Common Stock closing price of $0.5938 on July 8, 1998 -- the

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date the Company reached an agreement in principle with the Investors regarding the terms of the Private Placement). The Series F Preferred Stock will be convertible into Common Stock at the option of the holder beginning one year after the second closing (subject to acceleration in certain events), at a conversion price equal to the trailing five-day average closing bid price of the Common Stock on the date of the second closing. Subject to certain limitations, all Preferred Stock outstanding five years after the issuance date will convert automatically into Common Stock at the applicable conversion price. In each case, the number of shares of Common Stock issuable upon conversion of one share of Preferred Stock is computed by dividing the share's stated value of $1,000 by the applicable conversion price. Pursuant to Nasdaq Marketplace Rules, in the absence of shareholder approval, the aggregate number of shares of Common Stock that are issued at a discount from the market price pursuant to the Private Placement may not equal or exceed 20% of the outstanding shares of Common Stock on July 24, 1998 (i.e., 2,905,782 shares); any Preferred Stock which may not be converted or Warrants which may not be exercised because of such limitation must be redeemed at a premium by the Company in cash. The Company intends to seek shareholder approval at its next annual meeting of the issuance of the Common Stock pursuant to the Private Placement.

     If the Common Stock ceases to be listed on the Nasdaq National Market, the Company must pay the holders of the Preferred Stock a cash penalty of 1% per day, for up to 24 days, of the stated value of the Preferred Stock outstanding. The holders may require the Company to redeem their shares of Preferred Stock if the Company fails to pay such penalty.

     The Class A Warrants are exercisable 90 days after issuance (subject to acceleration in certain events), at an exercise price equal to 120% of the average of the three lowest closing bid prices during the 22 trading days prior to issuance date, up to a maximum price of $.80 per share (the "Class A Warrant Exercise Price"), to purchase that number of shares of Common Stock equal to 15% of the stated value of the Series D Preferred Stock issued at each closing, divided by the Class A Warrant Exercise Price. Based on such formula, the Company issued at the first closing Class A Warrants to purchase an aggregate of 339,623 shares of Common Stock at an exercise price of $0.6625 per share. The Class B Warrants are exercisable one year after issuance (subject to acceleration in certain events), at an exercise price of $0.80 per share (the "Class B Warrant Exercise Price"), to purchase that number of shares of Common Stock equal to 15% of the stated value of the Series E Preferred Stock and Series F Preferred Stock issued at each closing, divided by the Class B Warrant Exercise Price. Based on such formula, the Company issued at the first closing, and is obligated to issue at the second closing, Class B Warrants to purchase 140,625 shares of Common Stock at an exercise price of $0.80 per share. On July 8, 1998, the date the Company reached an agreement in principle with the Investors regarding the terms of the Private Placement, the closing price of the Common Stock was $0.5938. The Class A Warrants and the Class B Warrants (the "Warrants") each expire two years after the date of their issuance.

     The Company has agreed to file a registration statement under the Securities Act covering the resale of the Conversion Shares and Warrant Shares. The failure of such registration statement to be filed and declared effective within certain prescribed time periods will result in cash penalties payable by the Company to the holders of Preferred Stock. The Class A Investors and the Class B Investors (the "Investors") have agreed not to effect any short sales of Common Stock during the one-year period following each closing.

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     A placement agent assisted the Company in arranging the Placement Placement with the Class A Investors. As compensation for the investment by the Class A Investors in the first closing, the Company paid a cash fee equal to 6% of the gross proceeds received from the Class A Investors and issued Class A Warrants to purchase the same number of shares that may be purchased pursuant to the Class A Warrants issued to the Class A Investors. As compensation for the investment by the Class A Investors in the second closing, the Company agreed to pay a cash fee equal to 3% of the gross proceeds received from the Class A Investors and to issue Class A Warrants to purchase one-half of the number of shares that may be purchased pursuant to the Class A Warrants to be issued to the Class A Investors.

     The offer and sale of the Preferred Stock and Warrants were, and, in connection with the second closing, will be, made in reliance upon Section 4(2) of the Securities Act, the non-public offering exemption from the registration requirements of the Securities Act.

THE SUMMARY OF THE PRIVATE PLACEMENT SET FORTH ABOVE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AGREEMENT AND THE OTHER DOCUMENTS EXECUTED BY THE COMPANY IN CONNECTION WITH THE PRIVATE PLACEMENT. SUCH DOCUMENTS ARE FILED AS EXHIBITS TO THIS FORM 8-K.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)    Exhibits

         Exhibit                           Description
         -------                           -----------

           3.1 Statement of Designation, Preferences and Rights of Series D Convertible Preferred Stock
           3.2 Statement of Designation, Preferences and Rights of Series E Convertible Preferred Stock
          10.1 Purchase Agreement, dated July 24, 1998, between the Company, Sovereign Partners L.P., Dominion Capital Fund, Ltd., and First Capital Group of Texas II, L.P.
          10.2 Registration Rights Agreement, dated July 24, 1998, between the Company, Sovereign Partners L.P., Dominion Capital Fund, Ltd., and First Capital Group of Texas II, L.P.
          10.3         Form of Class A Common Stock Purchase Warrant
          10.4         Form of Class B Common Stock Purchase Warrant
          10.5 Form of Statement of Designation, Preferences and Rights of Series F Convertible Preferred Stock

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DATA RACE, Inc.


Date:  August 3, 1998                   By: /s/ Gregory T. Skalla
                                            ---------------------
                                            Gregory T. Skalla,
                                            Vice President-Finance,
                                            Chief Financial Officer,
                                            Treasurer and Secretary

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                                 EXHIBIT INDEX



         Exhibit                           Description
         -------                           -----------

           3.1 Statement of Designation, Preferences and Rights of Series D Convertible Preferred Stock
           3.2 Statement of Designation, Preferences and Rights of Series E Convertible Preferred Stock
          10.1 Purchase Agreement, dated July 24, 1998, between the Company, Sovereign Partners L.P., Dominion Capital Fund, Ltd., and First Capital Group of Texas II, L.P.
          10.2 Registration Rights Agreement, dated July 24, 1998, between the Company, Sovereign Partners L.P., Dominion Capital Fund, Ltd., and First Capital Group of Texas II, L.P.
          10.3         Form of Class A Common Stock Purchase Warrant
          10.4         Form of Class B Common Stock Purchase Warrant
          10.5 Form of Statement of Designation, Preferences and Rights of Series F Convertible Preferred Stock

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